Exhibit 16.1

April 5, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Sutor Technology Group Limited (formerly known as Bronze Marketing, Inc.) pertaining to our firm included under Item 4.01 of Form 8-K to be filed on April 5, 2007 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.